Exhibit 99.1

Reliant Bancorp, Inc. Holds Annual Meeting of Shareholders

Expects Continued Growth in 2018

BRENTWOOD, Tenn.--(BUSINESS WIRE)--May 18, 2018--Reliant Bancorp, Inc. (“Reliant Bancorp” or the "Company”) (Nasdaq: RBNC), the parent company for Reliant Bank (“Reliant”), announced today that its shareholders elected seven directors, approved the Articles of Amendment to the Charter, approved the Reliant Bancorp, Inc. 2018 Employee Stock Purchase Plan, and ratified the selection of Maggart & Associates, P.C. as the independent audit firm for the year ending December 31, 2018.

In comments made at the meeting, DeVan D. Ard, Jr., Chairman and CEO, stated, “We recently reported record results for our first quarter of this year and expect to report continued growth in 2018 based on our current outlook and the contribution from the Community First merger that was closed on January 1, 2018. We recently completed the successful core conversion of Community First’s 23,000 accounts and expect to achieve about 75% of our expected savings from our combined operations by year-end 2018.

“We are on track to report higher loans and deposits in the second quarter based on the strong economy in our markets, organic growth from legacy markets and the contribution from the Community First markets added in Williamson, Maury and Hickman counties. We also plan to open our first full service office in Murfreesboro in the third quarter and expand our Chattanooga loan production office to a full service facility by year-end. Our asset quality remains very high and we remain focused on strong and profitable growth in 2018.”

At the meeting, shareholders elected the following Class I directors:

  DeVan D. Ard, Jr. – Chairman, President and CEO of Reliant Bancorp, Inc.
  William Ronald DeBerry – Former CEO of Reliant Bancorp, Inc.
  Sharon H. Edwards – Finance Director at Willis Towers Watson North America
  Farzin Ferdowsi – CEO of Management Resources Company
  Ruskin A. Vest – President of Southeastern Shirt Corporation and Southeastern Pant Corporation

And the following as Class II directors:

  Robert E. Daniel – President of Compass Capital, LLC
  Louis E. Holloway – Chief Operating Officer of Reliant Bancorp, Inc. and Reliant Bank

Shareholders also approved the following proposals:

  Articles of Amendment to the Charter to declassify the board of directors and to provide for a majority voting standard in the election of directors in uncontested elections, and the
  Reliant Bancorp, Inc. 2018 Employee Stock Purchase Plan

Shareholders also ratified Maggart & Associates, P.C. as the independent audit firm for the year ending December 31, 2018.

About Reliant Bancorp and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Sumner, Williamson, Maury and Hickman counties, Tennessee, along with loan and deposit production offices in Rutherford and Hamilton counties, Tennessee, through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. As of March 31, 2018, Reliant Bancorp had approximately $1.6 billion in total assets, approximately $1.1 billion in loans and approximately $1.3 billion in deposits. For additional information, locations and hours of operation, please visit their website at www.reliantbank.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Reliant Bancorp of the Community First merger, Reliant Bancorp’s future financial and operating results (including the anticipated impact of the transaction on the combined company’s earnings per share and tangible book value) and Reliant Bancorp’s plans, objectives and intentions.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Reliant Bancorp to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the Community First merger may not be realized or take longer than anticipated to be realized, (2) the ability of Reliant Bancorp to meet expectations regarding the accounting and tax treatment of the transaction, (3) the effect of the announcement or completion of the transaction on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers), (4) the risk that integration of Community First’s operations with those of Reliant Bancorp will be materially delayed or will be more costly or difficult than expected, (5) the amount of costs, fees, expenses, and charges related to the transaction, (6) reputational risk and the reaction of the parties’ customers, suppliers, employees or other business partners to the transaction, (7) the dilution caused by Reliant Bancorp’s issuance of additional shares of its common stock in the transaction, and (8) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in Reliant Bancorp’s (formerly Commerce Union Bancshares, Inc.) annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Reliant Bancorp believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Reliant Bancorp disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

CONTACT:
Reliant Bancorp, Inc.
DeVan Ard, 615-221-2020
Chairman, President and Chief Executive Officer